Exhibit 5.1

220 North Main Street Suite 600

Davenport, IA 52801

563-324-3246

www.L-WLaw.com

March 6, 2026

Lee Enterprises, Incorporated

4600 East 53rd Street

Davenport, IA 52807

RE:	Lee Enterprises, Incorporated
Registration Statement on Form S-3

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-3 (such Registration Statement, as it may be subsequently amended or supplemented, the “Registration Statement”), of Lee Enterprises, Incorporated, a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission (the “Commission”) on March 6, 2026, pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the registration by the Company of the resale of shares of common stock, par value $0.01 per share (the “Common Stock”) by certain stockholders named in the prospectus contained in the Registration Statement (the “Selling Stockholders”).

The Registration Statement relates to the resale, from time to time, by the Selling Stockholders of up to 15,384,615 shares of the Company’s Common Stock (the “Shares”).

We have examined the originals, or photostatic or certified copies, of such records of the Company and certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinions set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. Furthermore, we have assumed that the Shares of the Company, and the definitive agreements evidencing or governing the Shares, are governed by Delaware law.

Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and in reliance on statements of fact contained in the documents that we have examined, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

Insofar as the foregoing opinions related to the validity, binding effect or enforceability of any agreement or obligation of the Company, such opinions are subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, receivership and similar laws relating to or affecting creditors’ rights generally and to equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

Lee Enterprises, Incorporated

March 6, 2026

We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of Delaware. We are not engaged in practice in the State of Delaware; however, we are generally familiar with the Delaware General Corporation Law as currently in effect and have made such inquiries as we consider necessary to render the opinions contained herein. This opinion is limited to the Delaware General Corporation Law as currently in effect and the facts as they currently exist, and we assume no obligation to update or supplement this opinion to reflect any events or state of facts which may hereafter come to our attention, or any changes in laws or any court decisions which may hereafter occur or be issued. Except as expressly set forth herein, we express no opinion regarding the federal laws of the United States of America or the laws of any state, including any state securities or “blue sky” laws or related regulations.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

This opinion is furnished to you in connection with the filing of the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act.

Sincerely,

/s/ LANE & WATERMAN LLP